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                                                                     Exhibit 5.1

           Form of Frankfurt, Garbus, Kurnit, Klein & Selz, PC Opinion



H.C. Wainwright & Co., Inc.
Roth Capital Partners, Inc.
As Representatives of the Several Underwriters
Listed on Schedule A hereto
c/o H.C. Wainwright & Co., Inc.
One Boston Place, 40th Floor
Boston, Massachusetts  02108


Ladies and Gentlemen:


         In connection with a Registration Statement (File No. 333-33516) on Form S-1 (the "Registration Statement") and the prospectus included therein (the "Prospectus"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"), this opinion is furnished to you, as the representatives of the several underwriters listed on Schedule A attached hereto (the "Underwriters"), in connection with the sale on the date hereof to the Underwriters by Dynacs Inc., a Delaware corporation (the "Company"), of an aggregate of 3,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), an additional 450,000 shares of Common Stock (collectively referred to herein as the "Shares") which may be offered by the Company and certain selling stockholders in order to cover over-allotments and the sale to H.C. Wainwright & Co., Inc. ("Wainwright") warrants (the "Representative Warrants") for the purchase of an additional 300,000 shares of Common Stock (the "Representative Shares") pursuant to a representative's warrant agreement (the "Representative's Warrant Agreement").



         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"): (i) the Registration Statement, (ii) the Prospectus, (iii) the form of Underwriting Agreement (included as Exhibit 1 to the Registration Statement), (iv) the Company's Restated Certificate of Incorporation and Restated Bylaws, and (v) records of certain of the Company's corporate proceedings and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. We express no opinion as to the enforceability or effect of any document not specifically described herein.


         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to various questions of fact material to this opinion, we have relied
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solely upon the representations and warranties of the Company contained in the respective Documents and upon a certificate of an officer of the Company, but without any further independent investigation. In addition, we have obtained and relied upon such certificates and written assurances from public officials as we have deemed necessary. We have assumed that such representations and warranties, and such certifications and assurances are true, correct and complete.


         As used in this opinion, the expression "to our knowledge" with reference to matters of fact means that, after an examination of documents made available to us by Company and based on the respective representations and warranties of Company in the respective Documents and upon such certificate of an officer of Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge" with reference to matters of fact refers to the current actual knowledge of attorneys of this firm who have worked on matters for Company solely in connection with the Documents. Except to the extent expressly set forth hereinabove, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Company or the rendering of the opinions set forth below.

         In rendering the opinions expressed herein, we have also assumed (i) the due authorization of the Documents by all parties thereto other than Company; (ii) that all parties to the Documents other than Company have the full power and legal right to enter into the Documents and to consummate the transactions contemplated thereby and the Documents are enforceable against such parties in accordance with their terms (except to the extent stated in the opinion expressed in paragraph 7); (iii) that all parties to the Documents other than Company have duly executed and delivered the Documents; and (iv) that all parties to the Documents other than Company will fully and completely perform their respective obligations under the Documents.

         We are members of the bar of the State of New York and we do not herein express any opinion as to any matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America.

         Certain of the opinions rendered herein are qualified by the discussion following the numbered paragraphs in our opinion.

         Based upon the foregoing, and subject to the qualifications and exceptions heretofore and hereinafter set forth, we are of the opinion that:

         1. the Company and each of its subsidiaries (each, a "Subsidiary"): (A) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, (B) is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, and (C) has all requisite corporate power and authority; and the Company and each Subsidiary has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease their


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respective properties and conduct their respective business as described in the
Prospectus; the Company and each Subsidiary is and has been doing business in material compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state and local laws, rules and regulations; the Company and each Subsidiary has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business, operations, condition, financial or otherwise, or the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company or any Subsidiary. The disclosures in the Registration Statement concerning the effects of federal, state and local laws, rules and regulations on the business of the Company or any Subsidiary as currently conducted and as contemplated are correct in all material respects and do not omit to state a fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made;

         2. to the best of such counsel's knowledge, other than the Subsidiaries the Company does not own an interest in any other corporation, partnership, joint venture, trust or other business entity;

         3. the Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus, and any amendment or supplement thereto, under "Capitalization" and "Description of Securities," and neither the Company nor any Subsidiary is a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the Representative's Warrant Agreement and as described in the Prospectus. The Securities, and all other securities issued or issuable by the Company conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or any Subsidiary, as the case may be. The Shares, the Representative's Warrants and the Representative's Shares to be sold by the Company hereunder and under the Representative's Warrant Agreement are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Shares, the Representative's Warrants and the Representative's Shares has been duly and validly taken, and the certificates representing the Shares and the Representative's Warrants are in due and proper form. The Representative's Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby. Upon the issuance and delivery pursuant to this Agreement and the Representative's Warrant Agreement of the Shares and the Representative's Warrants, respectively, to be sold by the Company, the Underwriters and the Representatives, respectively, will acquire good and marketable title to the Shares and the Representative's Warrants free and clear of any pledge, lien, charge, claim, encumbrance, pledge, security


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interest, or other restriction or equity of any kind whatsoever. No transfer tax is payable by or on behalf of the Underwriters in connection with (A) the issuance by the Company of the Shares, (B) the purchase by the Underwriters and the Representatives of the Shares and the purchase by Wainwright of the Representative's Warrants, respectively, from the Company, (C) the consummation by the Company of any of its obligations under this Agreement or the Representative's Warrant Agreement, or (D) resales of the Shares in connection with the distribution contemplated hereby;

         4. the Registration Statement is effective under the Act, and, if applicable, filing of all pricing information has been timely made in the appropriate form under Rule 430A, and no stop order suspending the use of the Preliminary Prospectus, the Registration Statement or Prospectus or any part of any thereof or suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such counsel's knowledge threatened or contemplated under the Act;

         5. each of the Preliminary Prospectus, the Registration Statement, and the Prospectus and any amendments or supplements thereto (other than the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

         6. to the best of such counsel's knowledge, (A) there are no agreements, contracts or other documents required by the Act to be described in the Registration Statement and the Prospectus and filed as exhibits to the Registration Statement other than those described in the Registration Statement (or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein) and the Prospectus and filed as exhibits thereto, and the exhibits which have been filed are correct copies of the documents of which they purport to be copies; (B) the descriptions in the Registration Statement and the Prospectus and any supplement or amendment thereto of contracts and other documents to which the Company or any Subsidiary is a party or by which it is bound, including any document to which the Company or any Subsidiary is a party or by which it is bound, incorporated by reference into the Prospectus and any supplement or amendment thereto, are accurate in all material respects and fairly represent the information required to be shown by Form S-1; (C) there is not pending or threatened against the Company any action, arbitration, suit, proceeding, inquiry, investigation, litigation, governmental or other proceeding (including, without limitation, those involving environmental or similar matters), domestic or foreign, pending or threatened against (or circumstances that may give rise to the same), or involving the properties or business of the Company or any Subsidiary which (x) is required to be disclosed in the Registration Statement which is not so disclosed, (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), (y) questions the validity of the capital stock of the Company or any Subsidiary or this Agreement or the Representative's Warrant Agreement, or of any action taken or to be taken by the Company pursuant to or in connection with any of the foregoing; (D) no statute or regulation or legal or governmental proceeding required to be described in the Prospectus is not described as required; and (E) there is no action, suit or proceeding pending, or threatened, against or affecting the Company or any Subsidiary before any court or arbitrator or governmental body, agency or official (or any basis thereof known to such counsel) in which there is a reasonable possibility of an adverse decision which may result in a material adverse


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change in the condition, financial or otherwise, or the earnings, position, prospects, stockholders' equity, value, operation, properties, business or results of operations of the Company or any Subsidiary, which could adversely affect the present or prospective ability of the Company to perform its obligations under this Agreement or the Representative's Warrant Agreement or which in any manner draws into question the validity or enforceability of this Agreement or the Representative's Warrant Agreement;


         7. the Company has full legal right, power and authority to enter into each of this Agreement and the Representative's Warrant Agreement and to consummate the transactions provided for herein and therein; and each of this Agreement and the Representative's Warrant Agreement has been duly authorized, executed and delivered by the Company. Each of this Agreement and the Representative's Warrant Agreement, assuming due authorization, execution and delivery by each other party thereto constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law), and none of the Company's execution or delivery of this Agreement and the Representative's Warrant Agreement, its performance hereunder or thereunder, its consummation of the transactions contemplated herein or therein, or the conduct of its business as described in the Registration Statement, the Prospectus and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company or any Subsidiary pursuant to the terms of, (A) the articles of incorporation or by-laws of the Company or any Subsidiary, (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is or may be bound or to which any of their respective properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (C) any statute, judgement, decree, order, rule or regulation applicable to the Company or any Subsidiary of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective activities or properties;


         8. except as described in the Prospectus, no consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body (other than such as may be required under Blue Sky laws, as to which no opinion need be rendered) is required in connection with the issuance of the Shares pursuant to the Prospectus, the issuance of the Representative's Warrants, the performance of this Agreement and the Representative's Warrant Agreement and the transactions contemplated hereby and thereby;

         9. the properties and business of the Company and the Subsidiaries conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and the Company and each Subsidiary has good and marketable title to, or valid


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and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus to be owned or leased by it, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, other than those referred to in the Prospectus, and liens for taxes not yet due and payable;

         10. to the best knowledge of such counsel, none of the Company nor any Subsidiary is in breach of, or in default under, any term or provision of any license, contract, indenture, mortgage, installment sale agreement, deed of trust, lease, voting trust agreement, stockholders' agreement, partnership agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected; and neither the Company nor any Subsidiary is in violation of any term or provision of its certificate of incorporation by-laws, or in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation;

         11. the statements in the Prospectus under "BUSINESS," "MANAGEMENT," "PRINCIPAL STOCKHOLDERS," "CERTAIN TRANSACTIONS," and "DESCRIPTION OF SECURITIES" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

         12. the Shares have been accepted for quotation on Nasdaq;

         13. except as described in the Prospectus, to such counsel's knowledge, no person, corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement, require the Company to file any registration statement or, if filed, to include any security in such registration statement;

         14. except as described in the Prospectus, to such counsel's knowledge, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or financial consulting arrangement or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriters' compensation, as determined by the NASD;

         15. assuming due execution by the parties thereto other than the Company, the Lock-up Agreements are legal, valid and binding obligations of parties thereto, enforceable against the party and any subsequent holder of the securities subject thereto in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law); and

         16. except as described in the Prospectus, the Company does not (A) maintain, sponsor or contribute to any ERISA Plans, (B) maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA, and (C) has never completely or partially withdrawn from a "multiemployer plan".


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         Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Preliminary Prospectus, the Registration Statement, the Prospectus, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus, the Registration Statement and Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective or the Preliminary Prospectus or Prospectus or amendment or supplement thereto as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Preliminary Prospectus, the Registration Statement or Prospectus).


         Our opinions in paragraph 7 above, with respect to the enforceability of the agreements or provisions thereof referred to in such paragraphs are limited by the following:

               a.   principles of public policy;

               b. the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally;

               c. the effect of procedural due process, general principles of equity including, without limitation, principles of commercial reasonableness, good faith, and fair dealing, whether such enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, including the court's failure or refusal to enforce provisions of agreements or documents if enforcement thereof is based upon defaults or breaches which are immaterial to the ultimate performance contemplated thereby or for other reasons deemed equitable by the court;

               d. we express no opinion regarding the availability of the remedy of specific performance, or of any other equitable remedy or relief, to enforce any right under any agreement or document; and

               e. we express no opinion as to the enforceability, in any particular circumstance, of any provision of the Documents which provides for the severability of illegal or unenforceable provisions.


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         This opinion is solely for your benefit and, without our prior written consent, shall not be quoted in whole or in part, summarized or otherwise referred to, relied upon or filed with or supplied to any other person or entity. We assume no obligation to supplement or update this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in any laws or court decisions which may hereafter occur. We do not render any opinion by implication or any opinion with respect to matters other than those expressly set forth above.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                  Sincerely,

                                  FRANKFURT GARBUS KURNIT KLEIN & SELZ, PC



                                  By:_____________________________________


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